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                                 EXHIBIT 22.1

                  SUBSIDIARY OF DECATUR FIRST BANK GROUP, INC.

                     DECATUR FIRST BANK (IN ORGANIZATION),
                ORGANIZED UNDER THE LAWS OF THE STATE OF GEORGIA